UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

VIRGIN AMERICA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36718	20-1585173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Airport Boulevard

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 762-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 19, 2015 (the “Original 8-K”) by Virgin America Inc. (the “Company”). The sole purpose of this amendment is to disclose the Company’s decision, following its annual meeting of stockholders, as to how frequently it will conduct future stockholder advisory votes regarding executive compensation. This Form 8-K/A does not otherwise amend the Original 8-K in any way.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Virgin America Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2015. The stockholders were asked to approve, an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. As reported in the Original 8-K, the advisory vote of the Company’s stockholders at the Annual Meeting was in favor of holding future advisory stockholder votes to approve the Company’s executive compensation on an annual basis.

In light of these results, at a meeting held on August 13, 2015, the Company’s board of directors determined that the Company would solicit annually, in its proxy materials, advisory stockholder votes on executive compensation. The decision of the board of directors regarding the frequency of stockholder votes on executive compensation will remain in effect until such time as a new frequency vote is required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN AMERICA INC.

Date: August 14, 2015	By:	/s/ John J. Varley
John J. Varley
Senior Vice President, General Counsel and Corporate Secretary